Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement of TELUS Corporation on Form F-10 of our report dated January 31, 2003, relating to the consolidated financial statements of TELUS Corporation as of and for the year ended December 31, 2002 appearing in the Annual Report on Form 40-F of TELUS Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche, LLP

Deloitte & Touche, LLP
Vancouver, British Columbia
Canada
June 13, 2003